UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 30, 2004

Blackboard Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1899 L Street NW, 5th Floor, Washington, District of Columbia		20036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-463-4860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Tenth Amendment to Amended and Restated Loan and Security Agreement

On November 30, 2004, Blackboard Inc. (the "Registrant") entered into a Tenth Amendment to Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank, dated as of November 30, 2001, as amended (the "Amendment"). Pursuant to the Amendment, Silicon Valley Bank has agreed to extend the Amended and Restated Loan and Security Agreement from November 30, 2004 to April 30, 2005. A copy is furnished hereto as Exhibit 10.1.

Form of Agreements Under 2004 Stock Incentive Plan

The Registrant from time to time issues stock option, restricted stock or other stock-based awards to the employees, officers and directors of the Registrant or its subsidiary corporations and other eligible participants, pursuant to the Blackboard Inc. 2004 Stock Incentive Plan (the "2004 Plan"). The Registrant filed a copy of the 2004 Plan as Exhibit 10.2 to Amendment No. 4 to Form S-1 Registration Statement filed with the Securities and Exchange Commission on May 28, 2004.

Filed herewith as Exhibits 10.2 through 10.4 are the form of agreements used in connection with the 2004 Plan for grants of stock options and restricted stock awards, and which are incorporated herein by reference. From time to time, the Registrant may make other awards on terms different from those in the form agreements filed herewith.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

10.1 - Tenth Amendment, dated as of November 30, 2004, to Amended and Restated Loan and Security Agreement between the Registrant and Silicon Valley Bank, dated as of November 30, 2001, as amended.

10.2 - Form of Incentive Stock Option Agreement under 2004 Stock Incentive Plan

10.3 - Form of Nonstatutory Stock Option Agreement under 2004 Stock Incentive Plan

10.4 - Form of Restricted Stock Agreement under 2004 Stock Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackboard Inc.

December 3, 2004	By:	/s/ Matthew Small

Name: Matthew Small
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Tenth Amendment to Amended and Restated Loan and Security Agreement
10.2	Form of Incentive Stock Option Agreement
10.3	Form of Nonstatutory Stock Option Agreement
10.4	Form of Restricted Stock Agreement